Exhibit 10.2

LAURUS MASTER FUND, LTD.
c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

October 31, 2007

General Environmental Management, Inc., a Nevada corporation
General Environmental Management, Inc., a Delaware corporation
General Environmental Management of Rancho Cordova, LLC
GEM Mobile Treatment Services Inc.
3191 Temple Avenue, Suite 250
Pomona, CA 91768
Attention:  President

Re:         Amendment of, and Joinder to, Existing Financing Documents

Ladies and Gentlemen:

Reference is made to (a) the Security Agreement dated as of February 28, 2006 by and among General Environmental Management, Inc., a Nevada corporation (“Parent” or a “Company”), General Environmental Management, Inc., a Delaware corporation (“GEM Del” or a “Company”), General Environmental Management of Rancho Cordova, LLC, a California limited liability company (“Rancho Cordova” or a “Company,” and collectively with Parent and GEM Del, the “Companies”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, restated, modified and/or supplemented from time to time, the “Laurus SA”), (b) the Secured Convertible Term Note effective as of February 28, 2006 made by the Companies in favor of Laurus in the original principal amount of $2,000,000 (as amended, restated, modified and/or supplemented from time to time, the “Laurus Convertible Term Note”), (c) the Secured Non-Convertible Revolving Note effective as of February 28, 2006 made by the Companies in favor of Laurus in the original principal amount of $5,000,000 (as amended, restated, modified and/or supplemented from time to time, the “Laurus Revolving Note”), and (d) any and all other promissory notes made by the Companies, or any of them, in favor of Laurus from time to time (such other promissory notes together with the Laurus Convertible Term Note and the Laurus Revolving Note, each a “Laurus Note” and collectively, the “Laurus Notes”).  Reference is further made to the fact that pursuant to one or more instruments of assignment, Laurus assigned a portion of its interest in the Laurus Notes, the Laurus SA, the Ancillary Ageements and in the collateral security therefor to Valens U.S. SPV I, LLC (“Valens U.S.”) and Valens Offshore SPV I, Ltd. (“Valens Offshore Ltd.,” and collectively with Valens U.S., the “Valens Entities”).  Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Laurus SA.

The Companies have requested that (a) Laurus and the Valens Entities consent to the Parent and, as applicable, the other Companies and GEM Mobile Treatment Services, Inc, a California corporation, formerly known as K2M Mobile Treatment Services, Inc. (“GEM Mobile”) entering into (i) that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Valens SPA”) with LV Administrative Services, Inc., as agent (“Agent”), and Valens U.S. and Valens Offshore SPV II, Corp. (“Valens Offshore Corp.”), (ii) those certain Secured Convertible Term Notes each dated as of the date hereof, one in favor of Valens U.S., in the original principal amount of $647,508.90 and one in favor of Valens Offshore Corp.  in the original principal amount of $597,700.52 (collectively, as amended, restated, modified and/or supplemented from time to time, collectively, the “Valens Notes”) and (iii) the other Related Agreements (as defined in the Valens SPA, the “Valens Related Agreements” and together with the Valens SPA and the Valens Notes, the “Valens Agreements”), and (b) GEM Mobile be permitted to join the Laurus SA as an Eligible Subsidiary and as a Company, and Laurus and the Valens Entities have agreed to grant such consents and permit such joinder on the condition that the Companies and GEM Mobile enter into this letter agreement.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies and GEM Mobile hereby agree to, and acknowledge, the following:

1.
The occurrence of an Event of Default under and as defined in the Valens Notes or under and as defined in any other Valens Agreement shall constitute an Event of Default under each Laurus Note, the Laurus SA and each Ancillary Agreement.

2.	The Laurus Convertible Term Note is hereby amended as follows:

(a)	The last sentence of Section 2.1(a) is deleted in its entirety and replaced with the following:

“For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” means $2.78.”

(b)	Section 1.3 is deleted in its entirety and replaced with the following:

“1.3  Principal Payments.  Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount”) shall be made, jointly and severally, by the Companies on March 1, 2008 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”).  Subject to Article III below, commencing on the first Amortization Date, the Companies shall make, jointly and severally, monthly payments to the Holder on each Repayment Date, each such payment in the amount of $30,303.03 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Security Agreement and/or any other Ancillary Agreement (collectively, the “Monthly Amount”).  Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, Security Agreement and/or any other Ancillary Agreement shall be due and payable on the Maturity Date.”

3.
In the event the Parent prepays its Obligations (as defined in the Master Security Agreement dated as of the date hereof among the Companies, GEM Mobile and the Agent for the ratable benefit of Valens U.S. and Valens Offshore Corp., as the same may be amended, restated, modified and/or superseded from time to time), whether by voluntarily redeeming the Valens Notes in accordance with Section 2.3 thereof (“Valens Voluntary Prepayment”) or as required pursuant to any of the Valens Agreements (“Valens Mandatory Prepayment”), then the Companies shall jointly and severally repay in full to Laurus and the Valens Entities, on the date (“Mandatory Prepayment Date”) any such Valens Voluntary Prepayment is made to or for the benefit of Valens U.S. and Valens Offshore Corp., or in the case of a Valens Mandatory Prepayment, when such Valens Mandatory Prepayment is due, all outstanding Obligations owing by the Companies and GEM Mobile, or any of them, to Laurus and the Valens Entities, including, without limitation, the Redemption Amount as set forth in Section 2.3 of the Laurus Convertible Term Note and all early payment fees required to be paid pursuant to Section 17 of the Laurus SA.  On the Mandatory Prepayment Date, all of Laurus’ and the Valens Entities’ obligations to make Revolving Loans to the Companies shall terminate and thereafter Laurus shall have no further obligation to fund any Revolving Loan or extend any other credit to any of the Companies or GEM Mobile.

4.
GEM Mobile is hereby joined (i) to the Laurus SA as an Eligible Subsidiary and a Company for all purposes, (ii) to the Laurus Convertible Term Note as a Company for all purposes, and (iii) to the Laurus Revolving Note as a Company for all purposes.

5.
GEM Mobile agrees that, upon its execution hereof, it will be bound by all terms, conditions and duties applicable to an Eligible Subsidiary and/or a Company under the Laurus SA.  Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations, GEM Mobile hereby pledges, hypothecates, assigns, transfers, sets over and delivers to Laurus and the Valens Entities and grants to Laurus and the Valens Entities a security interest in all Collateral, if any, now owned or, to the extent provided in the Laurus SA, hereafter acquired by it, and hereby ratifies and confirms its grant of a security interest in the Collateral as defined in and pursuant to that certain Certain Subsidiaries of General Environmental Management, Inc. Master Security Agreement dated as of March 1, 2006, between Laurus and GEM Mobile, as amended, restated, modified and/or supplemented from time to time.

6.
GEM Mobile agrees that, upon its execution hereof, it will become a Company for all purposes under the Laurus Convertible Term Note and the Laurus Revolving Note, and will be bound by all terms, conditions and duties applicable to a Company under the Laurus Convertible Term Note and the Laurus Revolving Note, including, without limitation, the joint and several obligation to repay to the Holders thereof the Principal Amount (as defined in the Laurus Convertible Term Note and the Laurus Revolving Note, as applicable) and all interest, fees, costs and expenses provided for therein in accordance with the terms thereof.

7.
In connection with the grant by GEM Mobile, pursuant to Paragraph 5 above, of a security interest in all of its right, title and interest in the Collateral in favor of Laurus and the Valens Entities, GEM Mobile agrees (i) to execute (if necessary) and deliver to Laurus and the Valens Entities financing statements, in form acceptable to Laurus and the Valens Entities, as Laurus and the Valens Entities may request or as are necessary or desirable in the opinion of Laurus and the Valens Entities to establish and maintain a valid, enforceable first priority perfected security interest in the Collateral owned by GEM Mobile, (ii) authorizes Laurus and the Valens Entities to file any such financing statements without the signature of GEM Mobile where permitted by law (such authorization includes the description of the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” of GEM Mobile (or any substantially similar variation thereof)), and (iii) agrees to execute and deliver to Laurus and the Valens Entities assignments of United States trademarks, patents and copyrights (and the respective applications therefor) to the extent required by Laurus and the Valens Entities.

8.
Without limiting the foregoing, GEM Mobile hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as (i) each Company and/or Eligible Subsidiary pursuant to the Laurus SA, (ii) each Company pursuant to the Laurus Convertible Term Note, and (iii) each Company pursuant to the Laurus Revolving Note, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of an Eligible Subsidiary and a Company pursuant to and under the Laurus SA, Laurus Convertible Term Note and the Laurus Revolving Note, and all other Ancillary Agreements to which it is or becomes a party.

9.
Each of Schedules 7(c), 7(p), 12(b), 12(c), 12(f), 12(g), 12(i), 12(l), 12(m), 12(n), 12(o), 12(q), 12(u), 12(aa), 13(l)(i) of the Laurus SA is hereby amended by supplementing such Schedule with the information for GEM Mobile contained on Schedules 7(c), 7(p), 12(b), 12(c), 12(f), 12(g), 12(i), 12(l), 12(m), 12(n), 12(o), 12(q), 12(u), 12(aa), 13(l)(i) attached hereto as Annex 1.

10.	From and after the execution and delivery hereof by the parties hereto, this letter shall constitute an Ancillary Agreement for all purposes of the Laurus SA and the Ancillary Agreements.

Except as specifically set forth herein, the Laurus SA, the Laurus Notes and the other Ancillary Agreements (collectively, the “Laurus Agreements”) shall remain in full force and effect, and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of any of the Laurus Agreements.  This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

VALENS U.S. SPV I, LLC

By:	VALENS CAPITAL MANAGEMENT, LLC, its investment manager

By:
Name:
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	VALENS CAPITAL MANAGEMENT, LLC, its investment manager

By:
Name:
Title: Authorized Signatory

CONSENTED AND AGREED TO THIS 31ST DAY OF OCTOBER, 2007:

GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation By: _________________________ Name: Title:	GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation By: _________________________ Name: Title:

GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA, LLC, a California limited liability company By: _________________________ Name: Title:	GEM MOBILE TREATMENT SERVICES INC. By: _________________________ Name: Title:

REAFFIRMATION

The undersigned hereby acknowledges and consents to the terms and conditions of the foregoing letter agreement and confirms and agrees that each Laurus Agreement to which it is a party remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by the undersigned, and the undersigned hereby confirms that the representations and warranties contained in each Laurus Agreement to which it is a party are (before and after giving effect to this letter agreement) true and correct.

GEM MOBILE TREATMENT SERVICES INC. By: _________________________ Name: Title: